As filed with the Securities and Exchange Commission on June 29, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kitov Pharmaceuticals Holdings Ltd.
(Exact Name of Registrant as Specified in its Charter)

State of Israel	2834	Not Applicable
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation or Organization)	Classification Code Number)

One Azrieli Center, Round Building, Tel Aviv, 6701101 Israel
+972-2-6254124
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19715
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Perry Wildes, Adv.	Rick A. Werner, Esq.	Oded Har-Even, Esq.	Shy Baranov, Adv.
Gross, Kleinhendler,	Haynes and Boone, LLP	Robert V. Condon, III, Esq.	Zysman, Aharoni, Gayer, &
Hodak, Halevy,	30 Rockefeller Plaza,	Zysman, Aharoni, Gayer and	Co.
Greenberg & Co. One Azrieli Center Tel Aviv 67021, Israel Tel: +972 (3) 607-4444	26th Floor New York, New York 10112 (212) 659-7300	Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-5000	41-45 Rothschild Blvd. Beit Zion Tel Aviv 65784 Israel Tel: +972 (3) 795-5555

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-211477

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)		Amount of Registration Fee

Class A Units consisting of :
(i) Ordinary Shares, no par value per share, represented by American Depositary Shares (3)
(ii) Series A Warrants to purchase American Depositary Shares (4)
Class B Units consisting of:
(i) Series B Warrants to purchase American Depositary Shares
(ii) Series A Warrants to purchase American Depositary Shares (4)
Ordinary shares underlying the American Depositary Shares issuable upon exercise of Series A Warrants
Ordinary shares underlying the American Depositary Shares issuable upon exercise of Series B Warrants
Placement agent warrants to purchase American Depositary Shares (4)
Ordinary shares underlying the American Depositary Shares issuable upon exercise of placement agent warrants (5)
Total	US	$2,000,000	US$	201.40

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. The registrant previously registered an aggregate of $25,000,000 of its securities on a Registration Statement on Form F-1 (File No. 333-211477) declared effective by the Securities and Exchange Commission on June 28, 2016. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, an additional amount of securities having a proposed maximum aggregate offering price of $2,000,000 is hereby registered.

(2) Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any stock splits, stock dividends, or similar transactions.

(3) American Depositary Shares, or ADSs, issuable upon deposit of ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333- 207858). Each ADS represents twenty (20) ordinary shares.

(4) No separate fee is required pursuant to Rule 457(g) of the Securities Act of 1933.

(5) Represents ordinary shares underlying ADSs issuable upon exercise of warrants to purchase a number of ADSs equal to 4.0% of the number of ADSs sold in this offering (including the number of ADSs issuable upon exercise of Series B Warrants, but excluding any ADSs underlying the Series A Warrants issued in this offering), assuming a per share exercise price equal to the higher of (i) 120% of the price of the Class A Units sold in this offering and (ii) the exercise price of the Series A warrants immediately following the closing of this offering.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction V of Form F-1. The contents of the Registration Statement on Form F-1, as amended (File No. 333-211477), including the exhibits thereto, filed by Kitov Pharmaceuticals Holdings Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 28, 2016, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel-Aviv, State of Israel on June 29, 2016.

KITOV PHARMACEUTICALS HOLDINGS LTD.

By:	/s/ Isaac Israel
Name: Isaac Israel
Title: Chief Executive Officer

By:	/s/ Simcha Rock
Name: Simcha Rock
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 29, 2016 in the capacities indicated.

Signatures	Title	Date

*	Chairman of the Board of Directors and Chief Medical
J. Paul Waymack	Officer	June 29, 2016

/s/ Isaac Israel	Chief Executive Officer and Director	June 29, 2016
Isaac Israel	(Principal Executive Officer)

/s/ Simcha Rock	Chief Financial Officer and Director	June 29, 2016
Simcha Rock	(Principal Financial Officer and
Principal Accounting Officer)

*	Director
Yair Katzir		June 29, 2016

*	Director
Moran Sherf-Blau

*	Director	June 29, 2016
Alain Zeitoun

	Director	June 29, 2016
Ido Agmon

* By: /s/ Isaac Israel
Isaac Israel
Attorney-in-fact

Signature of authorized representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in on this 29th day of June, 2016.

By:	Puglisi & Associates
Authorized U.S. Representative

	By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

Index of Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel to the Registrant, as to the validity of the ordinary shares.
23.1	Consent of Somekh Chaikin, independent registered public accounting firm, a Member Firm of KPMG International
23.2	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Israeli counsel to the Registrant (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form F-1, as amended (File No. 333-211447), initially filed by the Registrant on May 20, 2016 and declared effective by the Securities and Exchange Commission on June 28, 2016).